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                                                                    EXHIBIT 10.7


                               CREDIT CONNECTION(R)
                         DEALER SUBSCRIPTION AGREEMENT


DEALER Name and Address:

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Named Contact:                          Phone No.:
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(hereinafter referred to as "DEALER")


This DEALER SUBSCRIPTION AGREEMENT is made as of the _____ day of _____________________, 1996 (the "Effective Date"), by and between CREDIT CONNECTION, L.L.C., a Maryland limited liability company ("CREDIT CONNECTION"), and DEALER. This AGREEMENT sets forth the terms and conditions under which DEALER has agreed to become a subscriber of the Credit Connection(R) SERVICE (patent pending).

1. Definitions. The definitions set forth below will govern the meaning of capitalized terms used in this AGREEMENT.

     a. "AGREEMENT" means this Dealer Subscription Agreement (including all exhibits referred to herein), as this Dealer Subscription Agreement and its exhibits may from time to time be amended or modified.

     b. "DATA" means any records, information and other data, relating in any manner to credit applications, electronically entered or displayed on the SERVICE by DEALER, any LENDER SUBSCRIBER, or any other third party.

     c. "DOCUMENTATION" means the description of the SERVICE set forth in the Credit Connection(R) Service Summary, and the SERVICE's Quick Reference Guide, as such documents may be supplemented and modified by CREDIT CONNECTION from time to time.

     d. "EQUIPMENT" means the computer and related hardware, software and telecommunications components required to be installed at a DEALER site in order for DEALER personnel to utilize the SERVICE.

     e. "LENDER COMPUTERS" means the computers of LENDER SUBSCRIBERS on which the credit application processing software programs of LENDER SUBSCRIBERS are housed.

     f. "LENDER SUBSCRIBER" means a bank or other financial institution which subscribes to the SERVICE and which has authorized DEALER to electronically transmit, by means of the SERVICE, credit applications to its LENDER COMPUTER.

     g. "MARK" means the service mark under which the SERVICE is operated by CREDIT CONNECTION. CREDIT CONNECTION may from time to time adopt a new service mark(s) under which the SERVICE is operated, and thereafter the term "MARK" shall be expanded to include the new service mark(s).

     h. "SERVICE" means the Credit Connection(R) automated electronic credit application assembly and transfer service described in the DOCUMENTATION and provided for in this AGREEMENT plus, as the context permits, all computer programs, patents, trade secrets, designs, documentation, and specifications thereto.

2. Subscription To SERVICE. For the term of this AGREEMENT, CREDIT CONNECTION agrees to provide the SERVICE to DEALER, and DEALER agrees to accept and subscribe to the SERVICE. Subject to the terms and conditions of this Agreement, DEALER shall be entitled to all features and benefits of the SERVICE as are made generally available to dealers that subscribe to the SERVICE.

3. License. CREDIT CONNECTION grants DEALER a non-exclusive and non-transferable license to use the SERVICE (i) for purposes of transmitting credit applications of its retail customers to LENDER SUBSCRIBERS and other financial institutions, and receiving responses thereto. CREDIT CONNECTION grants DEALER a non-exclusive and non-transferable license to use the MARK for the sole purpose of identifying that it is a dealer licensed to use the SERVICE. The MARK, which is a registered trademark, is the following:

                              CREDIT CONNECTION(R)


DEALER EXPRESSLY ACKNOWLEDGES THAT DEALER MAY NOT USE THE MARK OR THE WORDS "CREDIT CONNECTION" IN ADVERTISING OR OTHER MEDIA REGARDING THE AVAILABILITY OF THE SERVICE IN ANY OF THE FOLLOWING STATES: IOWA, ILLINOIS, WISCONSIN OR MISSOURI. CREDIT CONNECTION retains all rights to the SERVICE (including all of its components) and the MARK not specifically granted to DEALER under this AGREEMENT. DEALER has no right to make any changes or modifications to the SERVICE or the MARK except as directed by CREDIT CONNECTION.

4. DEALER EQUIPMENT. In accordance with the Installation Order Form executed by DEALER, the Installation Worksheet to be completed by DEALER, and the Installation Schedule prepared by CREDIT CONNECTION, DEALER will install (or arrange to be installed) the EQUIPMENT at the DEALER sites from which the SERVICE will be used. DEALER acknowledges that, with respect to EQUIPMENT which requires installation or maintenance/support by third parties, CREDIT CONNECTION will not be responsible to DEALER for the performance of such third parties. Dealer is required to maintain its EQUIPMENT consistent with CREDIT CONNECTION's standards as a prerequisite to proper operation of the SERVICE.

5. Password Security. Access to the SERVICE by DEALER will be restricted by a confidential password security system. DEALER shall limit access to its confidential password(s) to authorized personnel, and shall use best efforts to prevent the misuse or unauthorized use of its password(s) and the SERVICE. DEALER shall be responsible for the charges due to CREDIT CONNECTION with respect to all use and misuse of its password(s), including the unauthorized use thereof. DEALER agrees to hold CREDIT CONNECTION harmless from, and indemnify it against, all claims, causes of action, losses, liabilities or expenses (including attorneys' fees) arising in connection with any misuse or unauthorized use of DEALER's password(s).

6. Lenders And Credit Bureaus. DEALER shall be responsible for maintaining appropriate relationships with all LENDER SUBSCRIBERS to which it wishes to electronically transmit credit applications and/or receive responses
thereto by means of the SERVICE.   DEALER shall be responsible for maintaining
accounts in good standing with all credit bureaus from which it wishes to electronically retrieve credit reports on the SERVICE. All charges and fees imposed by credit bureaus shall be governed by DEALER's arrangements with such credit bureaus, and shall be the exclusive responsibility of DEALER.

7. Term Of AGREEMENT. The term of this AGREEMENT shall begin on the Effective Date and continue for a term of two (2) years. Thereafter, this AGREEMENT shall be automatically renewed annually on the anniversary of the Effective Date unless either party provides written notice of its intent to terminate at least ninety (90) days prior to such renewal date. Either party may terminate this AGREEMENT for cause at any time if the other party fails to cure a breach of any term of this AGREEMENT within thirty (30) days after notice of the breach is given.

8.  Payments And Payment Terms

     a. DEALER agrees to pay CREDIT CONNECTION the fees and charges set forth in the Credit Connection(R) Payment Schedule attached hereto. CREDIT CONNECTION shall begin billing DEALER on the date that the EQUIPMENT is installed at DEALER's site. CREDIT CONNECTION may at any time and from time to time upon at least thirty (30) days prior notice to DEALER modify any of the fees and charges specified in the Credit Connection(R) Payment Schedule, provided that the modified charges conform to the standard charges then quoted and charged by CREDIT CONNECTION generally to other dealer customers. DEALER is responsible for all taxes and duties, if any, based upon amounts payable hereunder.

     b. DEALER shall reimburse CREDIT CONNECTION for its reasonable travel and related expenses incurred in connection with this AGREEMENT.

     c. Late payments will bear interest at the lesser rate of one and one half percent (1 1/2%) per month or the maximum rate permitted by law for each month (or fraction thereof) that such amounts remain unpaid. In the event that DEALER has not paid any fees or charges which are more than thirty (30) days past due, CREDIT CONNECTION may, upon ten (10) days written notice, suspend or terminate the electronic connection between the EQUIPMENT at any DEALER site(s) and the CREDIT CONNECTION computer(s). DEALER shall be responsible for all costs of collection of late fees or charges which CREDIT CONNECTION incurs, including attorneys' fees.

9. Warranties By CREDIT CONNECTION. CREDIT CONNECTION warrants to DEALER that throughout the term of this AGREEMENT, subject to maintenance and periods of shutdown resulting from causes specified in Section 13(e) below, the SERVICE will operate substantially as provided in the DOCUMENTATION. THE WARRANTIES SET FORTH IN THIS SECTION 9 ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY CREDIT CONNECTION. SUCH WARRANTIES ARE IN LIEU OF, AND CREDIT CONNECTION EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THIS AGREEMENT OR THE SERVICE, EQUIPMENT OR MARK, INCLUDING BUT NOT LIMITED TO ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.




CREDIT CONNECTION (8/7/96)

10. DEALER Regulatory Compliance. DEALER shall be responsible for obtaining from each of its credit applicants a written consent authorizing DEALER and/or any other lenders or purchasers of installment sales contracts which may be involved in the review of such applications (DEALER, together with such lenders and purchasers, are referred to as "Authorized Parties") to obtain and exchange among such Authorized Parties any consumer reports and other credit-related information (including without limitation the application itself and any evaluation of such application) regarding the applicant. In compliance with the Fair Credit Reporting Act, Dealer agrees to provide each Customer with the name and address of each lender to which DEALER sends the credit application by means of the Service. In addition, DEALER agrees to comply with all applicable provisions of the federal Truth in Lending Act and Regulation Z thereof, and all other applicable federal, state and local laws and regulations.

11. Protection Of Proprietary Rights and Non-Disclosure of Confidential Information. During the term of this AGREEMENT either party may have access to proprietary or confidential information ("Proprietary Information") of the other party (the party owning the information is referred to as the "Disclosing Party" and the party receiving the information is referred to as the "Recipient Party"). Both parties agree during the term of this AGREEMENT and at all times thereafter (i) to maintain in confidence all Proprietary Information of the Disclosing Party, (ii) not to disclose any such Proprietary Information to anyone except the Recipient Party's employees authorized to receive it and third parties to whom such disclosure is specifically authorized by the Disclosing Party, and (iii) not to use the Disclosing Party's Proprietary Information for any purpose unrelated to participation in the SERVICE. Upon the termination of this Agreement the Recipient Party shall either return or destroy all Proprietary Information of the Disclosing Party and, upon the Disclosing Party's request, certify in writing that it has complied with the provisions of this Section 11.

12.  Limitation Of Liability

      a. In the event of the loss or damage of any DATA due to a cause for which CREDIT CONNECTION is solely responsible, the sole remedy of DEALER against CREDIT CONNECTION shall be to require CREDIT CONNECTION to allow DEALER and the LENDER SUBSCRIBERS (if applicable) to re-enter the lost or damaged DATA on the SERVICE without any additional fees or charges by CREDIT CONNECTION.

      b. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 12(a) ABOVE, CREDIT CONNECTION'S LIABILITY TO DEALER WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WILL BE LIMITED TO THE AGGREGATE AMOUNT OF FEES AND CHARGES ACTUALLY PAID BY DEALER TO CREDIT CONNECTION UNDER THIS AGREEMENT IN THE TWO (2) MONTHS PRECEDING THE ACCRUAL OF THE CLAIM OR CAUSE OF ACTION. IN NO EVENT WILL CREDIT CONNECTION BE LIABLE TO DEALER FOR LOST PROFITS, LOST SAVINGS, LOSS OF USE, LOSS OF DATA (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY), OR FOR INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR FOR SIMILAR DAMAGES.

      c. DEALER is solely responsible for operating the EQUIPMENT and for the accuracy and adequacy of DATA it keys in to the CREDIT CONNECTION computer for transmission to Lenders. DEALER acknowledges that CREDIT CONNECTION is not acting as a credit bureau reporting agency in and of itself, and DEALER is to refer to the specific credit bureau(s) when making reference to any credit reporting. CREDIT CONNECTION shall have no liability for the accuracy of information furnished by or to DEALER over the SERVICE. DEALER will have sole responsibility for any decisions and/or analyses in which any DATA transmitted or in any way processed by the SERVICE may be used or relied upon. DEALER agrees to hold CREDIT CONNECTION harmless from, and indemnify it against, all claims, causes of action, losses, liabilities or expenses (including attorneys' fees) arising in connection with or relating to DEALER's obligations under
Section 10 above, and/or any decisions or analyses made by DEALER using DATA transmitted or in any way processed by the SERVICE.

13.  Miscellaneous

      a. Entire Agreement. This AGREEMENT, including its exhibits, sets forth the entire agreement between the parties with respect to its subject matter, and neither party shall be bound by any conditions, understandings or representations other than as expressly provided herein. This AGREEMENT supersedes all prior oral or written representations or communications
concerning or relating to the subject matter of this AGREEMENT.   No terms or
conditions of any DEALER purchase order or other form originated by DEALER will be effective as a modification of the terms and conditions of this AGREEMENT. Except as otherwise expressly provided in this AGREEMENT, this AGREEMENT may not be amended except by a written agreement signed by an authorized representative of each party. The failure of either party in any one or more instances to insist upon strict performance of any of the terms or provisions of this AGREEMENT will not be construed as a waiver or relinquishment of the right to assert or rely upon any such terms or provisions on any future occasion.

      b. Sections Surviving Termination. Sections 10-13 of this AGREEMENT shall remain binding and in effect following the termination of this AGREEMENT, as well as any payment obligations hereunder arising prior to termination.

      c. Headings. Headings are for convenience only and do not affect the meaning of this AGREEMENT.

      d. Severability. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, such provision or requirement will be enforced only to the extent it is not invalid or unenforceable.

      e. Force Majeure. CREDIT CONNECTION shall not be liable for any delay or failure to perform its obligations under this AGREEMENT or otherwise if such delay or failure arises from any cause or causes beyond CREDIT CONNECTION's reasonable control. Without limiting the foregoing, CREDIT CONNECTION shall not be liable for the failure of any LENDER SUBSCRIBER to access and utilize the SERVICE in any particular manner or to maintain its subscription to the SERVICE.

      f. Notices. Any notice required or permitted under the terms of this AGREEMENT shall be in writing and shall be made by overnight delivery service or certified or registered mail, return receipt requested. Notices to CREDIT CONNECTION shall be addressed to: Credit Connection, L.L.C., 5950 Symphony Woods Road, Suite 301, Columbia, MD 21044, Attn: Program Director (with a copy to General Counsel). Notices to DEALER shall be addressed to the attention of the Named Contact at the DEALER address first cited above.

      g. Successors And Assigns. This AGREEMENT may not be assigned by DEALER without the prior written consent of CREDIT CONNECTION, and any attempted unauthorized assignment will be void.

      h. Independent Contractors. CREDIT CONNECTION will perform all services under this AGREEMENT as an independent contractor and not an agent, employee or partner of DEALER.

      i. Governing Law; Jurisdiction. This AGREEMENT will be governed by and enforced in accordance with the laws of the State of Maryland, exclusive of its choice of law rules. The parties consent to the jurisdiction of the courts of the State of Maryland, and the United States District Court for the District of Maryland, as to any issues related to this AGREEMENT.

      j. List Of Exhibits. The following exhibits are attached to and are a part of this AGREEMENT: (i) Credit Connection(R) Service Summary, and (ii) Credit Connection(R) Payment Schedule.


AGREED AND ACCEPTED:


DEALER:

By:
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Printed Name:
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Title:
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CREDIT CONNECTION, LLC:


By:
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Printed Name/Title:
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Title:
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                      CREDIT CONNECTION(R) SERVICE EXHIBIT

                 A Description of the Credit Connection Service


THIS DOCUMENT, DESCRIBING THE OPERATION OF THE CREDIT CONNECTION(R) SERVICE (THE "SERVICE"), IS AN EXHIBIT TO THE CREDIT CONNECTION(R) DEALER SUBSCRIPTION AGREEMENT (THE "AGREEMENT"). THIS DOCUMENT EXPLAINS THE OPERATION OF THE SERVICE, THE BENEFITS WHICH IT MAKES AVAILABLE TO THE DEALER, AND THE SUPPORT AVAILABLE TO ASSIST THE DEALER IN USING THE SERVICE.

THE SERVICE IS COMPRISED OF THE FOLLOWING COMPONENTS, EACH OF WHICH IS DESCRIBED IN DETAIL BELOW:

     1.   ELECTRONIC TRANSMISSION OF APPLICATIONS
     2.   ELECTRONIC RECEIPT OF DECISIONS AND STATUS CHECKING
     3.   ELECTRONIC CREDIT REPORT PULLING WITH BUREAU SUMMARIES
     4.   ACTIVITY REPORTS OVER SELECTED PERIODS (MONTHLY, QUARTERLY, ETC.)
     5.   SERVICE RELATED NEWS
     6.   DEALER TRAINING AND SUPPORT


1. ELECTRONIC TRANSMISSION OF APPLICATIONS. The Service conveniently provides the Dealer with the ability, after keying an Application into the Service, to send that application either simultaneously or successively to several different financial institutions. The process of electronically transmitting an application to financial institutions involves the following steps:

     a. Keying an Application. The Dealer must key the credit information provided by the applicant into the Application form contained on the Service's Application screens. The Application form used by the Service is a standard form of the Consumer Banking Association.

     b. Selecting Financial Institutions. Upon completing the form, the Dealer selects the financial institutions that the Dealer wishes to have evaluate the Application. When selecting financial institutions, the Dealer can select the priority and sequence in which an Application is sent to different financial institutions, and the time interval between sending the Application to one financial institution and the next. This way, if a financial institution does not approve the Application within the designated time interval, or if the financial institutions returns on-line a rejection of the Application, the Service will automatically transmit the Application to the next financial institutions.

     c. Lender Subscribers and Other Financial Institutions. The Service includes the ability to send Applications to financial institutions that are not connected on-line to the Service, as well as to financial institutions that are connected on-line (called "Lender Subscribers"). In selecting financial institutions, it is important for the Dealer to understand the differences between these two categories of financial institutions and how the Service performs in each instance, which can be summarized as follows:

          i. When the Dealer selects a Lender Subscriber, the Application will be automatically transmitted on-line into the Lender Subscriber's credit processing system without the requirement for Lender Subscriber personnel to perform any additional data entry in order to initiate the credit evaluation. Additionally, only Lender Subscribers have the ability to transmit responses via the Service back to the Dealer.

          ii. When the Dealer selects a financial institution which is not a Lender Subscriber, the Service's fax forwarding capability will automatically fax a copy of the application to the financial institution. The Dealer can then coordinate in its customary manner with credit analysts at the financial institution regarding the review and decisioning of the Application.
               Because the financial institution is not connected to the Service as a Lender Subscriber, the Dealer should note that the response to the Application will not be provided on-line via the Service in this instance.





CREDIT CONNECTION SERVICE EXHIBIT (6/19/96)

     d. Ending the Process of Transmitting an Application. The Service will automatically stop sending an Application to subsequent financial institutions sequenced by the Dealer when an approval has been received via the Service from a Lender Subscriber. If the Dealer receives an approval from a financial institution other than the Service, the Dealer can enter a command which will terminate any further transmissions of the Application.

     PLEASE NOTE:

     The Dealer is responsible for establishing directly with each financial institution, whether a Lender Subscriber or not, an appropriate relationship authorizing the receipt and review of Applications. For example, a Dealer is responsible for having in place its own Nonrecourse Reserve Agreement or comparable agreement with each financial institution to which it transmits Applications via the Service.

     A Lender Subscriber has the right to designate which Dealers may transmit Applications electronically to it by means of the Service. In addition to having a Nonrecourse Reserve Agreement or similar agreement with the Lender Subscriber, the Dealer also must obtain from the Lender Subscriber the authorization code permitting the Dealer to send Applications to that particular Lender Subscriber.


2. ELECTRONIC RECEIPT OF DECISIONS AND STATUS CHECKING. The Service offers the Dealer the ability to receive on-line credit decisions from Lender Subscribers, and to check at any time the status of any pending Application. Receiving decisions on-line and status checking include the following capabilities:

     a. Receiving Decisions from Lender Subscribers. Lender Subscribers can transmit over the Service decisions regarding any Application which they have received through the Service. Since the Dealer typically remains on-line with the Service, the Service will provide immediate notification when a response has been received from any Lender Subscriber. If a Dealer has terminated connection with the Service, upon re-initiating the connection with the Service the Dealer can obtain all responses which have been sent during the period of disconnection.

     b. Credit Approvals, Conditional Approvals, and Rejections. Lender Subscribers can approve Applications on-line by means of the Service. The Service recognizes credit approvals when they are transmitted, and automatically discontinues transmitting the Application to any other financial institutions that the Dealer may have sequenced, as further review of the Application is not necessary. Lender Subscribers also can transmit conditional approvals and rejections of specific Applications over the Service. In either instance, the Service will continue to transmit the Application to other financial institutions designated by the Dealer until (1) an approval over the Service is received, (2) the Application has been sent to all of the financial institutions designated by the Dealer, or (3) the Dealer terminates further transmissions of the Application. In the case of conditional approvals, additional information requested by the Lender Subscriber may be transmitted by means of the Service, depending upon the nature of the request. Alternatively, the Dealer may want to consider contacting the Lender Subscriber directly by telephone to discuss the Application.

     c. Status Checking. At any time after an Application has been entered into the Service a pending decisions queue and lender decision screen may be requested allowing the Dealer to check the status of the Application. The report will include a summary of which financial institutions have been sent the Application, the response of any Lender Subscribers that have reviewed and decisioned the Application, finance terms offered, and a list of the financial institutions to which the Dealer has requested the Application be sent in the event that a credit approval has not been received.

     d. Transmissions to Non-Lender Subscribers. As explained above, the Service's fax forwarding capability allows Dealers to send Applications over the Service to financial institutions that are not Lender Subscribers. The Dealer should remember that because the Service sends the Application to such financial institutions by means of fax rather than on-line, the financial institutions will not be able to respond to the Application over the Service. The Dealer will need to communicate with such financial institutions by telephone or otherwise in order to receive credit decisions. When a credit approval is received independently of the Service, it is recommended that the Dealer enter the appropriate command in the Service to terminate transmission of the Application to any additional financial institutions that may have been pre-selected.





CREDIT CONNECTION SERVICE EXHIBIT (6/19/96)                                    2

3. ELECTRONIC CREDIT REPORT PULLING WITH BUREAU SUMMARIES. The Service provides the Dealer with the ability to request and receive on-line credit bureau reports from Equifax, TRW and Trans Union. Additionally, the Service summarizes the bureau report information in an easily readable format in order to greatly enhance the Dealer's ability to evaluate the creditworthiness of each customer and better target financial institutions most likely to approve the customer's Application. The credit report pulling capability includes the following:

     a. Requesting the Credit Bureau Report. The information entered into the Service as part of a customer's Application includes all of the information required in order to pull a credit report on that customer. There is no additional information required, nor is there any need to duplicate the entry of customer information. In order to request a credit report, all the Dealer has to do is designate the credit bureau services from which reports are being requested and transmit the request.

     b. Bureau Summaries. Credit bureau reports obtained by means of the Service offer a significant convenience to Dealers through the bureau summarization capability. Raw credit bureau report data can be difficult to decipher and interpret. The Service summarizes this data and presents in an easily readable format. This format may be identical to the format available to credit analysts reviewing the Application at any Lender Subscriber. In this case, the Service provides the Dealer with the opportunity to review credit bureau data in the same format as is utilized by the credit analyst, and to have access on screen to the same information that the credit analyst is using in the event of any need to discuss with the credit analyst any customer's Application.


     PLEASE NOTE:

     The Dealer is responsible for establishing directly with each credit bureau service an appropriate relationship authorizing the Dealer to obtain credit reports. In other words, while the Service provides the capability to retrieve credit reports from the credit bureau services, the Dealer must establish its own business arrangement with each credit bureau for access to this information.


4. ACTIVITY REPORTS OVER SELECTED PERIODS. The Service includes a feature providing on-line, on-demand statistical reporting on a Dealer's utilization of the Service and activity with respect to the various financial institutions to which the Dealer sends credit applications. This statistical reporting feature includes the following capabilities:

     a. Reports Itemizing Activity by Lenders. The Service can produce reports which itemize by lender the total applications sent and the action taken, such as approved, conditionally approved, booked, and declined. Additionally, the reports calculate by lender the percentages of applications approved and booked. This reporting capability provides a quick, concise and organized format for the Dealer to review and analyze the results received from various financial institutions, and offers an objective method of measuring and comparing their respective performance and their impact on the Dealer's business.

     b. Daily Updating of Reports. The Service automatically updates reports on a daily basis so that the Dealer can have access to the most current and complete performance from the Dealer's lender relationships. The report periods can include a 30, 60 and 90 day analysis of performance by lender.

     c. Security Access to Reporting Capability. Access to this lender reporting data is protected by security code. The Dealer can select which users the Dealer wants reviewing this information in order to enhance his ability to target as quickly as possible appropriate lenders.


5. SERVICE RELATED NEWS. An on-line news function is incorporated with the Service in order to facilitate real-time communication between all users of the Service, including Dealers, Lender Subscribers and the Credit Connection. The news function alerts Dealers to new developments or offerings that may increase the value or benefits gained through using the Service, and enhances the ability of any user or Dealer to take immediate advantage of these as soon as they become generally available.

     a. Selective Routing of News. Credit Connection recognizes that some news may be of interest or concern only to a select group of users of the Service, rather than to all subscribers. Consequently, the news service





CREDIT CONNECTION SERVICE EXHIBIT (6/19/96)                                    3
          includes the ability to designate information for all subscribers, selected groups of subscribers, or even individual subscribers.

     b. Updates From Credit Connection. The news service provides a fast and convenient means for Credit Connection to communicate to its Dealer Subscribers and Lender Subscribers any information or updates that may impact the use of the system. Operational issues and matter which may benefit generally all users or a group of users can be quickly and efficiently communicated in order to minimize time that might otherwise be spent communicating information and updates.

     c. Updates From Lender Subscribers. Lender Subscribers can avail themselves of the news service in order to inform their Dealer base regarding operational issues, promotional programs, credit procedures, or other matters that may mutually enhance the transaction of business between Dealers and Lenders.

     d. Time and Date Stamping. All news items are time and date stamped, and include expiration dates, so that the news service remains a fast and efficient means for remaining current with the latest credit processing issues and opportunities.

6. DEALER TRAINING AND SUPPORT. Credit Connection offers Dealers the information, training and support necessary to use the Service effectively and to address any questions or problems that may arise:

     a. Reference Materials and Initial Training. The Service includes at no additional charge reference materials and initial training which will allow Dealer personnel to immediately begin using the Service and taking advantage of its functionality. Initial training will be scheduled when the Dealer first signs up for the Service. Additionally, Credit Connection will supplement the reference materials first provided with updates so that Dealers can quickly begin utilizing product enhancements that may be offered.

     b. Support Line/Help Desk. For support issues that may arise while using the Service, such as software, equipment, telecommunications or operator questions, the Service offers a toll-free Help Desk number. The Help Desk operates seven days a week. Help Desk hours of operation applicable to the time zone in which the Dealer is located will be provided to the Dealer upon joining the Service.

     c. Additional Training. At any time following the initial training, Credit Connection offers additional training if a Dealer so desires. Such additional training is available either on-site or by telephone, depending upon the Dealer's requirements. Dealers may contact their Credit Connection representative for scheduling such additional training and obtaining current information relating to applicable training rates and charges.





CREDIT CONNECTION SERVICE EXHIBIT (6/19/96)                                    4

                     CREDIT CONNECTION(R) PAYMENT SCHEDULE


The following fees and charges are due from the DEALER to CREDIT CONNECTION, at the times indicated, in accordance with the terms of the Credit Connection(R) Dealer Subscription Agreement (the "AGREEMENT"):

One Time Fees

1. An initial, non-refundable setup fee of ________________ Dollars ($_____) per DEALER ID. This fee shall be due on the date the AGREEMENT is executed.

2. A CompuServe installation fee of $_____ for an eight port PAD. This fee applies if DEALER's configuration includes a dedicated leased line for two or more terminals up to eight. This fee shall be invoiced following execution of the AGREEMENT with payment due net thirty days.


Recurring Fees

1. A monthly subscription fee of $______ per DEALER ID, payable each month for the preceding calendar month. If the DEALER's subscription begins on a date other than the first day of a month, there shall be no pro-rating of the $_____ monthly subscription fee for any partial month, and the entire $______ will be charged for that month.

2. A per transmission application fee of ____ Dollars ($_____) for each transmission of an application sent via the SERVICE to a CREDIT GRANTOR. Transmissions of the same application to more than one CREDIT GRANTOR shall be subject to a fee of $______ for each CREDIT GRANTOR to which the application is transmitted. These fees shall be invoiced monthly and due thirty (30) days after the date of the invoice.

3. A fee of ____ Dollars ($_____) for each quick application (credit bureau report and analysis) accessed by DEALER through the SERVICE. These credit bureau fees shall be invoiced monthly and due thirty (30) days after the date of the invoice. Credit bureau fees charged by CREDIT CONNECTION apply to DEALER's use of the SERVICE to obtain quick applications (credit bureau report and analysis). The DEALER shall be responsible for any fees charged by the credit bureau in order to obtain the report.

4. A CompuServe telecommunications network fee according to "a" or "b" below, as applicable:

     a.   $____ per month for each 9.6 baud eight port PAD ordered by DEALER;
          or

     b. $____ per month if DEALER is using only a single terminal and a dial-up line to access the SERVICE (rather than a dedicated leased line for up to eight terminals connected through an eight port PAD).

     CompuServe telecommunications network fees will be invoiced monthly with payment due thirty (30) days after the invoice date. Changes in CompuServe's charges for the CompuServe telecommunications network fees may result in changes to the CompuServe telecommunications network fees chargeable hereunder.

5. All taxes and duties, federal, state or otherwise imposed, resulting from the AGREEMENT or based upon amounts payable hereunder (exclusive of taxes based upon the net income of CREDIT CONNECTION) or upon DEALER's use of the SERVICE. Such taxes and duties shall be paid within thirty (30) days of being invoiced.

DEALER may contract directly with CREDIT CONNECTION to receive additional training, documentation or services. CREDIT CONNECTION reserves the right to charge DEALER at CREDIT CONNECTION's then current rates for any such additional items.

This Payment Schedule excludes any charges which DEALER may incur in connection with the SERVICE, such as computer or other equipment charges, and which DEALER pays directly to a third party rather than to CREDIT CONNECTION.





CREDIT CONNECTION (6/19/96)